EXHIBIT 4.1

Common Stock                                                        Common Stock
Number                                                                 Shares



               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                            NewCom INTERNATIONAL INC.
                     AUTHORIZED TO ISSUE 100,000,000 SHARES

100,000,000 COMMON SHARES                            25,000,000 PREFERRED SHARES
PAR VALUE $0.001 EACH                                      PAR VALUE $0.001 EACH


This Certifies that                                              is the owner of

                                            fully paid and non-assessable shares

                         of NewCom International Inc.
            (hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

            Dated:



SECRETARY                                                              PRESIDENT